Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2001
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


      Oklahoma                       0-23064                     73-1136584
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(State or other jurisdiction     (Commission file              (IRS Employer
of incorporation)                    number)              Identification Number)


608 South Main Street, Stillwater, Oklahoma  74074
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
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Item 5. Other Events.
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Today  Southwest  Bancorp,  Inc.  announced  that its  nonperforming  assets  at
December 31, 2000 were $13,265,000 instead of the $14,471,000 previously reported. The overstatement of nonperforming assets was the result of an error, now corrected, in compiling past due consumer loans at December 31, 2000. Loans past due by 90 days or more and still accruing at December 31, 2000, were $208,000 rather than the $1,414,000 previously reported. The following are corrected ratios as of December 31, 2000: Nonperforming loans to total loans of 1.32%; Allowance for loan losses as a percentage of nonperforming loans of 100.71%; Nonperforming assets as a percentage of total loans and other real estate of 1.45%.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Financial Statements. Not applicable.
(b)      Pro Forma Financial Information.  Not applicable.
(c)      Exhibits. Not applicable.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Southwest Bancorp, Inc.

                                          By   /s/ Rick J. Green
                                          ------------------------------
                                          Rick J. Green, Chief Executive Officer
Dated: January 25, 2001